                                                                   Exhibit 10.23

Confidential


[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                        DEVELOPMENT AND SUPPLY AGREEMENT

This AGREEMENT is made and entered into this 30th day of November, 2001 (the "Effective Date") by and between HOLLISTER-STIER LABORATORIES LLC, having a principal place of business at 3525 North Regal Street, Spokane, Washington 99207-5788 ("Hollister-Stier") and ACUSPHERE, INC., having a principal place of business at University Park at M.I.T., 38 Sidney Street, Cambridge, Massachusetts 02139 ("Client"). Each of Hollister-Stier and Client are referred herein individually as "Party" and collectively as the "Parties"


                                 WITNESSETH THAT

WHEREAS, Hollister-Stier has expertise, personnel, and experience in formulation and/or finishing of pharmaceutical products and has the facilities to manufacture such products and is willing to provide such manufacturing services to client companies in the pharmaceutical area; and

WHEREAS, Client has a commercial interest in the manufacture of the Products (as hereafter defined and identified from time to time upon mutual agreement by the Parties) and requests the services of Hollister-Stier in manufacturing of such Products for clinical trials pursuant to the Product Development Programs identified from time to time upon mutual agreement by the Parties and Hollister-Stier desires to manufacture such Products on behalf of Client pursuant to such Product Development Programs and in accordance with the terms and conditions contained herein.
NOW THEREFORE, the Parties agree as follows:



                                    ARTICLE 1

                                   DEFINITIONS

1.       As used in this Agreement, the following definitions shall apply:

         1.1      "AAA" shall have the meaning provided such term in Section
                  13.3.

         1.2 "All Applicable Laws and Regulations" shall mean all Federal, State, and Local laws and regulations and, where applicable, guidance documents promulgated by the FDA and being currently utilized within the pharmaceutical industry to manufacture the applicable type of Intermediate(s) and Product(s) that apply to the services being provided hereunder by Hollister-Stier, including but not limited to , the Federal Food Drug, and Cosmetic Act (the "Act") as amended, and the regulations promulgated thereunder, and the requirements of other domestic or foreign governmental authorities made known to Hollister-Stier by Client, as all of such laws, regulations or requirements may be amended or reenacted from time to time.

         1.3 "Affiliate" shall mean any corporation or non-corporate entity, which directly or indirectly controls, is controlled by, or is under common control with a Party. A corporation or non-corporate entity shall be regarded as in control of another corporation if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock of the other corporation or (a) in the absence of the ownership of at least fifty percent (50%) of the voting stock of a corporation or

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Confidential

                  (b) in the case of a non-corporate entity, the power to direct or cause the direction of the management and policies of such corporation or non-corporate entity, as applicable.

         1.4 "Agreement" means this agreement, as it may from time to time be supplemented or modified by written amendment(s) signed by the Parties.

         1.5 "Active Pharmaceutical Ingredient (API)" shall mean the active ingredient of the Intermediate(s) and/or Product(s).

         1.6 "Batch" or "Lot" shall mean, with respect to Products or Intermediates each separate and distinct quantity of Product or Intermediate, as the case may be, processed under continuous conditions and designated by a batch or lot number.

         1.7 "cGMP Regulations" means Current Good Manufacturing Practices as defined from time to time under the Act, as codified in 21 CFR parts 200 and 211 and any guidelines or guidances promulgated by the FDA and being currently utilized within the pharmaceutical industry to manufacture the applicable type of product(s).

         1.8 "Certificate of Analysis (COA)" shall mean a document certifying a Batch or Lot of Product meets all established and mutually agreed upon Specifications as referenced, signed and dated by a duly authorized representative of the Quality Control or Quality Assurance Department of Client or Hollister-Stier as the case may be.

         1.9 "Certificate of Testing (COT)" shall mean a document certifying that certain tests mutually agreed upon in writing by the Parties and conducted by Hollister-Stier on a Batch or Lot of Intermediate and/or Product meet all established and mutually agreed upon Specifications as referenced, signed and dated by a duly authorized representative of the Quality Control or Quality Assurance Department of Hollister-Stier.

         1.10 "Chemicals and Materials" shall mean the chemicals (other than the intermediate), and other materials such as vials required to manufacture and bulk package the Intermediate(s) and Product(s) in accordance with the Intermediate(s) and Product(s) Specifications.

         1.11 "Client" shall have the meaning provided such term in the introductory paragraph to this Agreement.

         1.12     "Client Property" shall have the meaning provided such term in
                  Section 2.10.

         1.13 "Client's Technology Package" shall mean such technical information to be supplied by Client to Hollister-Stier to permit Hollister-Stier to carry out its obligations hereunder, including but not limited to, Client's raw material and manufacturing component specifications, Intermediate and Product Specifications; manufacturing and analytical testing equipment provided to Hollister-Stier by Client, manufacturing equipment Installation Qualification (IQ) and Operational Qualification (OQ) protocols, manufacturing and analytical testing Standard Operating Procedures (SOP's), including cleaning procedures; analytical method validation reports and analytical testing method transfer protocols developed in conjunction with Hollister-Stier which detail the specific analytical testing methods to be used and the acceptance criteria Hollister-Stier must satisfy to be qualified to perform such analytical testing methods; manufacturing filter validation reports (as applicable); Process Simulation (Intermediate)/Media Fill (Product) Manufacturing Batch Production Records, Intermediate and Product Manufacturing Batch Production Records; Intermediate and Product Storage specifications, and Product bulk shipping and label specifications.

         1.14 "Confidential Information" shall mean any confidential information of Hollister-Stier or which Hollister-Stier is required to keep confidential that has been or will be communicated by Hollister-Stier to Client or otherwise learned by Client in connection with its performance of this

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                  Agreement, and any such information of Client or which Client is required to keep confidential from time to time communicated by Client to Hollister-Stier or otherwise learned by Hollister-Stier in connection with its performance under this Agreement, including, without limitation, Client's Technology Package trade secrets, business methods, operating procedures, manufacturing methods and processes, results of clinical trials, financial information (including projections) and processes, pricing, cost, supplier, manufacturing, marketing and customer information, whether of a written, oral or visual nature.

         1.15 "Conformance Verification Testing" shall have the meaning provided such term in Section 7.11.

         1.16     "Costs" shall have the meaning provided such term in Section
                  4.

         1.17 "CTM" shall mean Clinical Trial Material (Product) to be used for clinical trials, as opposed to product to be used for commercial sale.

         1.18 "Effective Date" shall have the meaning provided such term in the introductory paragraph of this Agreement.

         1.19 "FDA" means the United States Food and Drug Administration or any successor organization and all agencies under their direct control.

         1.20 "Hollister-Stier" shall have the meaning provided such term in the introductory paragraph to this Agreement.

         1.21 "Hollister-Stier Property" shall have the meaning provided such term in Section 2.8.

         1.22 "Indemnified Party" and "Indemnifying Party" shall have the meanings provided such terms in Section 11.3.1.

         1.23 "Information" shall have the meaning set forth in Article 8 of this Agreement.

         1.24 "Intermediate" shall mean a chemical compound formed as an intermediate step in the Manufacturing Process between the starting material(s) and the final Product.

         1.25 "Manufacturing Process" shall mean the process for manufacturing the Intermediate(s) and/or the Product(s) as precisely defined in Manufacturing Procedures.

         1.26 "Manufacturing Procedures" shall mean the precise, written records of the Manufacturing Process for the Intermediate(s) and Product(s), mutually developed and agreed to by the Parties and which may be modified from time to time as agreed to in writing by the Parties.

         1.27 "Party" and "Parties" shall have the meanings provided such terms in the introductory paragraph to this Agreement.

         1.28 "Specifications" shall mean (1) the Intermediate and Product performance parameters for which an Intermediate Product must comply to be considered acceptable and (2) the written record of the Intermediate and Product requirements annexed hereto within the applicable Product Development Program Documents, which specifications maybe amended from time to time by written agreement of the Parties.

         1.29 "Product(s)" shall mean those products as set forth from time to time within the appropriate Product Development Program Documents annexed hereto.

         1.30 "Product Development Programs" shall mean the development programs for the Intermediate(s) and Product(s) as agreed to by the Parties and as described in the Product Development Program Documents appended hereto from time to time as Exhibits. The documents for each Product


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                  Development Program will be consolidated within a single
                  Exhibit (e.g., Exhibit A will contain documents relating to the AI-850 Product Development Program).

         1.31 "Program Technology" shall have the meaning provided such term in Section 2.10.

         1.32 "Third Party" shall mean any party other than Client, Hollister-Stier and their respective Affiliates.

         1.33 "Third Party Claim" shall have the meaning provided such term in Section 11.3.1



                                    ARTICLE 2

                               PRODUCT DEVELOPMENT

2. Client shall provide and/or transfer to Hollister-Stier Client's Technology Package, solely for the purpose of Hollister-Stier carrying out its obligations under this Agreement.

         2.1 Client and Hollister-Stier shall jointly prepare and agree to in writing Product Development Program Documents for each Product, which shall incorporate the following:

                  2.1.1    A Product Development Schedule;

                  2.1.2 the stages in which the Product Development Program is to be carried out (if any) and whether the commencement of each stage is dependent on successful completion of the previous stage;

                  2.1.3 identify the facilities, staffing, supplies and equipment required for the Product Development Program;

                  2.1.4 which Party is responsible for performing the various tasks or stages of the Product Development Program;

                  2.1.5 set of objective criteria whereby it can be assessed whether the Product Development Program (and any stages thereof) have achieved its objectives;

                  2.1.6 identify all documentation (including regulatory documentation) and other deliverables to be provided by Hollister-Stier to Client;

                  2.1.7 a good faith estimate of the number of Batches or Lots required to complete the Product Development Program;

                  2.1.8 identify equipment provided by Client to Hollister-Stier;

                  2.1.9    define Product Development Program costs; and

                  2.1.10 define Product Development Program payment schedule in accordance with applicable milestones.

         2.2 Hollister-Stier shall provide written monthly reports to Client, the content and format of said reports to be mutually agreed on in writing by the Parties, detailing the status of each Product Development Program.


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         2.3      Hollister-Stier shall respond in a timely manner to Client's inquiries regarding the status of any Product Development Program and keep Client reasonable informed of interim results on an informal basis, including if requested, periodic meetings at Hollister-Stier's facility to discuss Product Development Program progress.

         2.4 Upon completion of a Product Development Program, Hollister-Stier will provide Client with a written report of the results, which have been developed, compiled or learned during the course of the Product Development Program, including other relevant manufacturing documentation such as stability data, all as more particularly described in Exhibit within the applicable Product Development Program Documents.

         2.5 Hollister-Stier and Client may from time to time negotiate in good faith changes to any Product Development Program in the event that:

                  2.5.1 Client's requirements change and, as a result, Client determines that requirements stated in the Product Development Program are no longer valid or needed.

                  2.5.2    Client requires additional services.

                  2.5.3 The standards or requirements with respect to the Product Development Program need to be changed.

                  2.5.4 Either Party determines that a modification is desirable.

                  2.5.5 Any modification shall be effective only when approved in writing by the Parties.

         2.6 Each Party shall provide the other Party, in a timely fashion, with all relevant information, documentation and data necessary or appropriate for the Parties performance hereunder. If requested by a Party to provide support or information the other Party shall provide the support or information within five (5) business days of the request, unless additional time is requested based on a reasonable explanation provided within five (5) business days of the request. In the event a Party is to review or approve any information, documentation, data or other materials supplied by the other Party, such review or approval shall be completed within five(5) business days, unless additional time is requested based on a reasonable explanation provided within five (5) business days of the request. Hollister-Stier and Client shall cooperate in the performance of this Agreement and each Party shall deal honestly and in good faith with the other Party.

         2.7 Hollister-Stier shall ensure that all Chemicals and Materials supplied by Hollister-Stier on behalf of the Product Development Program(s) are suitable for use under this Agreement, comply with Applicable Laws and Regulations (including without limitation those relating to the import of such materials) and receive all required governmental and regulatory approvals, including without limitation customs and FDA approvals.

         2.8 Ownership of Tangible Materials: Subject to Sections 2.9, 2.10 and 2.11, Client shall retain ownership of all information, documents and materials (whether in electronic or written form) which Client provides to Hollister-Stier in connection with the performance of Product Development Programs hereunder, and Client shall have full possession of, and all rights to use, all reports, documents and other tangible materials which Hollister-Stier provides to Client as part of the results of such Product Development Programs. Information, documents and materials provided by Client, and any copies thereof, shall be returned to the Client by Hollister-Stier at the conclusion of Product Development Programs.

         2.9 Hollister-Stier Property: Client acknowledges that Hollister-Stier possesses certain inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, including but not limited to procedures and techniques, computer technical expertise, software, and certain technical expertise and conceptual expertise in the area of drug processing and

                                       5
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                  manufacturing which have been independently developed by
                  Hollister-Stier or its Affiliates without the benefit of any information provided by Client (collectively "Hollister-Stier Property"). Client and Hollister-Stier agree that any Hollister-Stier Property or improvements thereto which are used, improved, modified or developed by Hollister-Stier under or during the term of this Agreement are the product of Hollister-Stier's technical expertise possessed and developed by Hollister-Stier or it Affiliates prior to or during the performance of this Agreement and are the sole and exclusive property of Hollister-Stier or its Affiliates, as the case may be.

         2.10 Client Property: Hollister-Stier acknowledges that Client possesses certain inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, including but not limited to procedures and techniques, computer technical expertise, software, and certain technical expertise and conceptual expertise relating to the Intermediate(s) and Product(s), which have been independently developed by Client or its Affiliates without the benefit of any information provided by Hollister-Stier (collectively "Client Property"). Client and Hollister-Stier agree that any Client Property or improvements thereto which are used, improved, modified or developed by Client under or during the term of this Agreement are the product of Client's technical expertise possessed and developed by Client or its Affiliates prior to or during the performance of this Agreement and are the sole and exclusive property of Client or its Affiliates, as the case may be.

         2.11 Ownership and Rights to Inventions and Technology: All inventions, technology and information, whether patentable or not (other than those described in Section 2.9, which shall be owned by Hollister-Stier pursuant to Section 2.9), conceived, reduced to practice or created by either Party and/or its agents during the performance of this Agreement ("Program Technology"), shall be owned by the Client; provided, however, to the extent that any such inventions relates to the production processes not related to manufacture of the Intermediate(s) and Product(s), the Client shall grant and hereby grants to Hollister-Stier a royalty free, non-exclusive, world-wide, irrevocable license to practice such Program Technology in facilities owned, operated, licensed, rented or otherwise controlled by Hollister-Stier. Client shall be responsible for the costs of filing, prosecution and maintenance for patents and patent applications on Program Technology and shall have full control over such filing, provided that the decision to proceed with any such filing shall be solely at the discretion of the Client.



                                    ARTICLE 3

                   FACILITIES, STAFFING, SUPPLIES & EQUIPMENT

3. Renovations to Hollister-Stier facilities are required to perform the Product Development Program(s). Such renovations will provide Client with CTM and early commercial scale-up capability for manufacturing Intermediates and Products. The renovations will create a manufacturing area dedicated to Client. Excess capacity of this dedicated area not utilized by Client may be used by Hollister-Stier upon written approval from Client. Such approval will not be unreasonably withheld. Client's equipment as defined herein may not be used by Hollister-Stier or Hollister-Stier clients.

         3.1 Hollister-Stier shall maintain at all times sufficient staffing, supplies and equipment necessary for it to perform Product Development Program(s) in accordance with the terms of this Agreement. Client, in accordance with this Agreement, shall provide and/or disclose to Hollister-Stier certain materials, equipment and know-how, defined as the Client's Technology Package.

         3.2 Client shall provide Hollister-Stier with the use of certain analytical and manufacturing equipment as defined in Product Development Program Documents.


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         3.2.1    During the term of this Agreement, Client shall, at its sole expense and in a timely manner, deliver the equipment to Hollister-Stier for installation and use solely in performing the Product Development Program(s). The Parties shall cooperate in the installation, calibration, confirmation, qualification, validation, maintenance, cleaning and handling of the equipment. As and to the extent reflected within the applicable Product Development Program Documents annexed to this Agreement, the calibration of the equipment will be at Hollister-Stier's cost, but Client shall have the right to review and approve all installation, calibration, confirmation, qualification, validation, maintenance, operation and cleaning procedures and data for the equipment as stated within the applicable Product Development Program Documents annexed to this Agreement. Cost for maintenance and any requalification/revalidation of the equipment during the term of this Agreement shall be borne by Hollister-Stier except for such costs which are associated with the condition of the equipment when it was delivered to Hollister-Stier, which costs shall be borne by Client. During the term of this Agreement, the equipment shall be exclusively dedicated to the production of the Intermediate(s) and Product(s).

         3.2.2 At all times Client shall retain all legal and equitable title to the equipment. While the equipment is located on Hollister-Stier's premises, Hollister-Stier shall promptly notify Client of any damages to the equipment. Any cost to repair equipment that is damaged while in the custody of Hollister-Stier, except to the extent caused by Client, will be at Hollister-Stier's sole cost and expense. Hollister-Stier must receive oral approval from Client, which will not be unreasonably withheld, conditioned or delayed, before any repairs to the equipment are performed. Hollister-Stier will provide timely, written documentation to Client detailing the repairs made to the equipment. Upon Client's written request, or any termination or expiration of this Agreement, the equipment and equipment related documentation (including all calibration certificates and reports, use and cleaning logs, confirmation, qualification, validation and maintenance documents) shall be promptly returned to Client in good condition, usual wear and tear excepted. Hollister-Stier shall make its premises and personnel available during normal business hours to assist with the removal and return of the equipment, along with all equipment related documentation. Client shall be responsible for all cost and expenses for the removal of the equipment. The Parties shall reasonably cooperate with regard to the restoration of the Product Development Program facilities. While the equipment is located on their premises, Hollister-Stier shall (1) at its sole expense, safeguard and care for the equipment, subject to normal wear and tear, (2) not grant any person a security interest, lien or any other rights or interest in or to the equipment; and (3) not remove, deface, alter, obscure or obliterate any mark, tag or other information or identification or statement of ownership placed on the equipment by Client.

                                    ARTICLE 4

                        PRODUCT DEVELOPMENT PROGRAM COSTS

4. The costs that are to be incurred for a Product Development Program (the "Costs") shall be defined in Exhibits as part of Product Development Program Documents. Such Costs shall be estimated based on anticipated manpower and overhead requirements for the tasks set forth in the Product Development Program and the anticipated costs of Chemicals and Materials, but shall exclude the cost of API's which shall be procured by Client and provided by Client to Hollister-Stier at Client's sole expense. Client shall pay or reimburse Hollister-Stier for the Costs described in the Product Development Program in the amounts set forth in the Product Development Program Documents and in accordance with the procedures set forth in Section 4.1 below. In addition, Client shall, for such expenses and costs that are expressly authorized in writing in advance by Client, separately pay Hollister-Stier, on an as-costs-are-incurred basis in accordance with
         Section 4.1, (1) for all reasonable and necessary travel and lodging expenses reasonably incurred in the performance of this Agreement which have been

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         requested and approved by Client, (2) for Hollister-Stier's cost of auditing any supplier of Chemicals or Materials not currently on Hollister-Stier's list of approved suppliers, and (3) Hollister-Stier's cost for any specialized equipment or tooling associated with equipment changes required at the facility to manufacture the Intermediate(s) and Product(s). In the event Client and Hollister-Stier agree that additional manufacturing activities are necessary to complete a Product Development Program, the costs shall be negotiated in good faith by the Parties.


         4.1 Invoices and Payment: Hollister-Stier will submit invoices to Client reflecting the work completed in accordance with the applicable milestones described in the applicable Product Development Program Documents. Client shall pay all uncontested Hollister-Stier invoices issued pursuant to this Agreement within thirty (30) days of the date thereof. Client shall, within the thirty (30) day period notify Hollister-Stier regarding any contested amounts or questions regarding an invoice or invoice item. Hollister-Stier agrees to respond to requests by Client to clarify questions on any invoice or invoice item, and Client agrees it will use its commercially reasonable best efforts to resolve contested invoice items in a timely fashion. Hollister-Stier acknowledges and agrees that Client is not obligated to pay such contested amounts otherwise due and payable within the thirty (30) day period until such time as the contested issues are resolved to the satisfaction of both Parties, and that Client will not be subject to any penalty or finance charge for such withheld payments. All payments due hereunder to Hollister-Stier shall be sent to Hollister-Stier at the times set forth herein by wire transfer of funds via the Federal Reserve Wire Transfer System to US Bank, ABA #125000105, Spokane, Washington. Beneficiary: Hollister-Stier Laboratories LLC, Account # 153590920671, Swift Code USBKUS44JMT.

                  All amounts not paid when due, with the exception of contested invoices as described herein, shall bear interest from the due date at the rate of one and one-half percent (1.5%) per month (or such other percentage, if lower, as shall not exceed the maximum rate permitted by law).

                  The Costs shall not include sales, use, consumption, or excise taxes of any taxing authority. Hollister-Stier shall notify Client of any such tax at the execution of this Agreement or upon learning that such taxes are applicable to any of the Product(s) contemplated by this Agreement. The amount of such taxes, if any, will be added to the Costs and shall be reflected in the invoices submitted to Client by Hollister-Stier pursuant to this Agreement. Client shall pay the amount of such taxes to Hollister-Stier in accordance with the payment provisions of this Agreement.



                                    ARTICLE 5

                                  MANUFACTURING

5. The Parties agree to the following provisions regarding the manufacturing of CTM batches within a Product Development Program:

         5.1 Prior to initiating any aseptic process validation and Batch or Lot manufacturing, the Parties shall prepare and agree upon Manufacturing Procedures for the Intermediate(s) and Product(s), which when prepared and agreed to by the Parties shall be annexed to this Agreement.

         5.2 Prior to initiating any aseptic process validation and Batch or Lot manufacturing, the Parties shall prepare and agree upon Master Quality Control analytical testing methods and procedures for testing the Chemicals and Materials, Intermediate(s) and Product(s) for conformance to the Specifications, which when prepared and agreed to by the Parties shall be annexed to this Agreement. In addition, the Parties shall prepare and agree upon Master Quality Control analytical testing method transfer protocols (as applicable) that detail the specific analytical

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                  testing methods to be transferred and the acceptance criteria
                  Hollister-Stier must satisfy to be qualified to perform such analytical testing methods, which when prepared and agreed to by the Parties shall be annexed to this Agreement.

         5.3 Prior to initiating any aseptic process validation and Batch or Lot manufacturing, Hollister-Stier will provide Client with a list of all applicable Standard Operating Procedures (SOP's), including revision numbers, for the equipment, utilities, facilities, and other systems related to the manufacturing, inspection, testing, bulk packaging and storage of the Intermediate(s) and Product(s). Client will review all applicable SOP's and any revisions thereto related to the equipment, utilities, facilities, and other systems relating to the manufacturing, inspection, testing, bulk packaging, and storage of the Intermediate(s) and Product(s).



                                    ARTICLE 6

                             DELIVERY OF PRODUCT(S)

6. The Parties agree to the following provisions regarding delivery of Product(s):

         6.1 In accordance with the manufacturing milestones established by the Parties and detailed within the applicable Product Development Program Documents annexed to this Agreement, Hollister-Stier shall produce and deliver the Product(s) to the Client in single shipments at the option and request of Client using a carrier expressly approved in writing by the Parties, and pursuant to the Client's shipping requirements defined within the applicable Product Development Program Documents annexed to this Agreement and using Hollister-Stier's or Client's bulk shipping container(s) as mutually agreed upon by the Parties. Product delivered to Client shall be shipped F.O.B. Hollister-Stier, Spokane, WA, either freight collect or freight prepaid to a location designated by Client.

         6.2 Hollister-Stier shall retain appropriate representative samples at controlled storage temperatures, as agreed upon in writing by the Parties and detailed in applicable Product Development Program Documents, from each batch of Intermediate and Product for record keeping, testing and regulatory purposes. As applicable, the amount of samples retained will be twice the quantity required to carry out all of the tests required by the Intermediate and Product Specifications, with the exception of sterility and LAL testing. Documented accountability of all samples must be maintained.



                                    ARTICLE 7

                                 QUALITY CONTROL

7.       Hollister-Stier and Client agree to the following Quality Control
         Procedures:

         7.1 Before authorizing shipment of any Batch or Lot of Product, Hollister-Stier shall conduct and complete quality control testing of the Intermediate and Batch or Lot of Product (as applicable) according to Product Development Program Documents and confirm in writing that the Intermediate and Batch or Lot of Product (1) were manufactured according to Manufacturing Procedures and All Applicable laws and Regulations and (2) meet the applicable Specifications.

                  7.1.1 Client and Hollister-Stier agree that for certain Product Development Programs to be mutually agreed upon in writing between the Parties, the Client shall conduct and complete testing of the Intermediate and Batch or Lot of Product (as applicable)

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                           according to Specifications. The extent and
                           responsibility of such testing will be mutually agreed upon in writing by the Parties. For such testing that may be performed by Hollister-Stier under such a Product Development Program, Hollister-Stier shall conduct such testing according to the Specifications. Regardless of the aforementioned, Hollister-Stier remains responsible for confirming in writing that the Intermediate and Product (1) were manufactured according to Manufacturing Procedures and All Applicable Laws and Regulations and (2) meet the applicable Specifications.

         7.2 As per Section 7.1.1, each Intermediate and Batch or Lot of Product shall be accompanied by a Certificate of Analysis
                  (COA).

         7.3 Each Batch or Lot shall be accompanied by a copy of the Manufacturing Procedures for the delivered Batch or Lot of Product and Batch or Lot of Intermediate used to manufacture the delivered Batch or Lot of Product, including all test data for the Batches and including all documents and test data pertinent to Hollister-Stier's facilities, systems and utilities involved in the manufacture of the Batches, all of which are to be certified, stamped and signed by authorized Hollister-Stier Quality Assurance personnel as being accurate and complete and in accordance with this Agreement.

         7.4 Hollister-Stier may, at its sole discretion, transmit the information specified in Sections 7.2 and 7.3 of this Agreement separately from the applicable Batch or Lot of Product, but Hollister-Stier acknowledges that such separate transmission shall be made at or about the time of the shipment of the Batch or Lot of Product.

         7.5 Hollister-Stier shall immediately notify Client and provide complete documentation regarding any known deviations and or errors by Hollister-Stier personnel from procedures set forth in:

                  7.5.1    Manufacturing Procedures
                  7.5.2    Equipment procedures
                  7.5.3    Analytical test methods
                  7.5.4    Utilities, facility or other systems

         7.6 Hollister-Stier shall immediately notify Client and provide complete documentation regarding of any out-of-specification test data or results pertaining to any testing carried out in relation to the manufacture of the Intermediate(s) and/or Product(s) or operation of the facilities involved in the manufacturing of the Intermediate(s) and/or Product(s).

         7.7 Hollister-Stier shall obtain Client's written approval prior to implementing any further manufacturing, retesting or resampling in connection with a deviation, error or out-of specification test data or result for the Intermediate(s) and/or Product(s), except for further manufacturing, retesting or resampling procedures specifically authorized under Client approved procedures in effect prior to the occurrence of the deviation, error or the out-of-specification test data or result.

         7.8 Except as provided in a procedure approved in writing by Client, Hollister-Stier acknowledges and agrees that it shall not rework or reprocess any non-conforming raw materials, in-process materials, Intermediate(s) or Product(s). Deviations undertaken by Hollister-Stier, unless expressly approved in advance by Client, remain the responsibility of Hollister-Stier.

         7.9 Any failure of any aseptic validation batch (media fill) or Batches of Intermediate(s) or Product(s) resulting from such deviations or errors by Hollister-Stier personnel shall be the responsibility of Hollister-Stier. Hollister-Stier, at its total expense, will be responsible for replacing a Batch of Intermediate or Product that is rejected because of such deviations or errors by Hollister-Stier personnel.


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         7.10     Hollister-Stier is responsible for formally investigating and documenting any failures to follow or deviations from Manufacturing Procedures or analytical testing procedures, any test or in-process test which fails to meet Specifications or any failure of the equipment, utilities, facility or other systems used to manufacture the Intermediate(s) and Product(s), in accordance with Hollister-Stier's procedures and cGMP Regulations. Such investigation shall be completed, documented and provided to Client in a timely manner.

         7.11 Non-Conforming Intermediate or Product: Client from time to time may conduct verification testing of Batches or Lots of Intermediate(s) or Product(s) in accordance with the Specifications ("Conformance Verification Testing"). Such Conformance Verification Testing shall be initiated promptly upon receipt of any Batches or Lots and shall be completed within thirty (30) days. Client shall have the right to reject, and to revoke any acceptances for, any Batches or Lots of Intermediate(s) and all Batches or Lots of Product(s) made from such Batches or Lots of Intermediate(s) that fail to meet Specifications (including stability where a stability specification is established and failure is due to a manufacturing deficiency) and other material requirements under this Agreement (including Intermediate or Product determined not to have been manufactured in accordance with this Agreement).

                  7.11.1 All claims of non-conformance arising from the Conformance Verification Testing, except for good cause, shall be deemed waived unless made by the Client in writing and received by Hollister-Stier within forty-five (45) days of Client's receipt of the documentation specified in Sections 7.2 and 7.3.

                  7.11.2 If, after its own analysis of the Intermediate or Product Batch(es) or Lot(s), or other information, Hollister-Stier confirms the non-conformity, Hollister-Stier shall manufacture and ship a replacement Batch(es) or Lot(s) for the non-conforming Batch(es) or Lot(s) or shipment at its expense.

                  7.11.3 If, after its own analysis of the Intermediate or Product Batch(es) or Lot(s), Hollister-Stier does not confirm the non-conformity, the Parties shall in good faith agree to retest the Batch(es) or Lot(s) or otherwise in good faith attempt to agree on a resolution of the issue. In the event that the Parties cannot resolve the issue, the Parties shall submit the disputed Batch(es) or Lot(s) to a mutually agreed independent testing laboratory or other expert for testing and review. That laboratory's or expert's finding shall be binding on the Parties, absent manifest error.

                  7.11.4 Hollister-Stier shall bear such expense of the independent laboratory testing or other expert review if testing or expert review confirms the non-conformity of the Batch(es) or Lot(s) with applicable Specifications, and Client shall bear such expenses otherwise.

                  7.11.5 In the event that any Batch(es) or Lot(s) is ultimately agreed or determined to not meet the Specifications, Hollister-Stier shall at Client's election use its commercially reasonable best efforts to promptly (but no longer than within sixty (60) days from the date of such agreement or determination) manufacture and ship a replacement Batch(es) or Lot(s) for the non-conforming Batch(es) or Lot(s) at its expense.

                  7.11.6 Client shall return, or cause its designee to return, any rejected or revoked Batch(es) or Lot(s) to Hollister-Stier if so instructed by Hollister-Stier, at Hollister-Stier's expense.

                  7.11.7 In the event that any Batch(es) or Lot(s) are ultimately agreed or found to meet the Specifications and other applicable requirements, Client shall accept and pay for the Batch(es) or Lot(s).



                                    ARTICLE 8




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                                 CONFIDENTIALITY


8. In carrying out Product Development Program(s) it is recognized by Hollister-Stier and Client that each may have to disclose to the other Confidential Information. Since both parties wish to assume that Confidential Information is properly protected they hereby agree as follows:

         8.1 Form of Disclosure: Confidential Information may be disclosed in either oral, written or electronic form.

         8.2 Obligations: The receiving Party agrees to hold Confidential Information in strict confidence and to use it only for the purposes under this Agreement. The receiving Party agrees not to disclose the Confidential Information to any Third Party unless prior written authorization has been obtained from the disclosing Party. These obligations shall not apply to:

                  8.2.1 Information which, at the time of disclosure, is in the public domain.

                  8.2.2 Information which, after disclosure, becomes part of the public domain by publication or otherwise, except by breach of this Agreement by the receiving Party.

                  8.2.3 Information which the receiving Party can demonstrate by its written records was in the receiving Party's possession at the time of the disclosure, and which was not acquired directly or indirectly, from the disclosing party.

                  8.2.4 Information which is lawfully disclosed to the receiving Party on a non-confidential basis by a Third Party who is not obligated to the Disclosing Party or any other Third Party to retain such information in confidence.

                  8.2.5 Information which results from research and development by the receiving Party independent of such disclosure as shown by competent evidence.

                  8.2.6 Information which is required to be disclosed by legal process; provided, in each case the Party so disclosing such Information timely informs the other Party and used its best efforts to limit the disclosure and maintain confidentiality to the extent possible and permits the other Party to attempt by appropriate legal means to limit such disclosure.



                                    ARTICLE 9

                                HOLLISTER-STIER'S
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

9. Hollister-Stier represents, warrants and covenants to Client as follows:

         9.1 Commercially Reasonable Best Efforts: Hollister-Stier shall use its commercially reasonable best efforts to perform the services contemplated hereunder in accordance with the Product Development Programs, it being recognized, however, that since the services are of a development nature, there can be no guarantee that the Product Development Programs will be successfully completed, or successfully completed within the contemplated time frame, despite Hollister-Stier's commercially reasonable best efforts to do so. However, following the successful completion of the required media fill Batches, Hollister-Stier will be responsible for manufacturing the Intermediate(s) and Product(s) to Specifications agreed upon by the Parties in writing. If Hollister-Stier is, for any reason, unable to meet any contemplated time frame in a Product Development Program, it shall immediately notify Client of same, as provided in Article

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                  2. Hollister-Stier shall negotiate with Client a mutually
                  acceptable date of completion for the respective stage of the Product Development Program, and Hollister-Stier shall use its commercially reasonable best efforts to complete the Product Development Program within such newly agreed upon time.


         9.2      Adherence to Specifications: Hollister-Stier shall, subject to
                  Section 9.1 hereof, produce the Intermediate(s) and Product(s) in accordance with the Specifications for the Intermediates(s) and Product(s).

         9.3 Qualified Personnel: Hollister-Stier shall engage and employ, train and supervise professionally qualified personnel to safely and lawfully perform the services contemplated hereunder.

         9.4 Access: Client at its discretion may have its representatives observe the performance of the Product Development Programs under this Agreement, including any equipment, facility or analytical qualification; manufacturing, inspection and bulk packaging activities to provide appropriate technical support and to ensure compliance with All Applicable Laws and Regulations. Hollister-Stier, at its cost, will provide Client's representatives carrying out such observations with reasonable office space and telephone access. This access shall not be used to conduct general GMP compliance audits which are subject to the restrictions of Section 9.5.

         9.5 Audit and Inspection by Client: Hollister-Stier shall allow Client or its authorized representatives access, during normal business hours, to Hollister-Stier facilities for the purpose of performing quality audits. Hollister-Stier shall provide Client with all necessary assistance, including access to relevant documents and reports, during such audits. Client may audit Hollister-Stier's facilities and quality programs for the Intermediate(s) and Product(s) one time per year. Client shall limit the number of auditors to a maximum of three (3) individuals and the duration of the audit to three (3) days.

         9.6 General: Hollister-Stier shall exercise all due and reasonable care with regard to all raw materials, components, equipment, Intermediate(s) and Product(s) in its custody relating to the Product Development Program(s). Hollister-Stier warrants that it has the capacity, cGMP facilities, equipment, personnel, skill, know-how, permits, approvals, and licenses to perform the Product Development Program(s).

         9.7 Debarment: Hollister-Stier represents and warrants to Client that it has neither been debarred nor subject to debarment and that it does not and will not use in any capacity in connection with any Product Development Program any person who has been debarred pursuant to Section 306 of the Act or who is the subject of a conviction (or an investigation or prosecution for an offense) described in this section. Hollister-Stier agrees to inform Client immediately in writing if it or any person who is performing a Product Development Program hereunder on behalf of Hollister-Stier is debarred or is the subject of a conviction described in Section 306 of the Act or if any action, suit, claim, investigation or proceeding is pending or, to the knowledge of Hollister-Stier, threatened relating to debarment of Hollister-Stier or any person performing the Product Development Program on behalf of Hollister-Stier hereunder.

         9.8 Disclaimer: THE FOREGOING EXPRESS WARRANTIES, TOGETHER WITH THOSE SETFORTH IN ARTICLE 10, ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR AGAINST INFRINGEMENTS, AND ALL OTHER WARRANTIES ARE HEREBY DISCLAIMED AND EXCLUDED BY HOLLISTER-STIER.



                                           ARTICLE 10


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                     GENERAL REPRESENTATIONS AND WARRANTIES

10.      Each Party represents, warrants and covenants to the other as follows:

         10.1. Power and Authorization: It has all requisite power and authority (corporate and otherwise) to enter into this Agreement and has duly authorized by all necessary action the execution and delivery hereof by the officer or individual whose name is signed on its behalf below.

         10.2. No Conflict: Its execution and delivery of this Agreement and the performance of its obligations hereunder do not and will not conflict with or result in a breach of or a default under its organizational instruments or any other agreement, instrument, order, law or regulation applicable to it or by which it may be bound.

         10.3. Enforceability: This Agreement has been duly and validly executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditor's rights and except as enforcement is subject to general equitable principles.

         10.4. Compliance with Applicable Laws: Each Party shall comply with All Applicable Laws and Regulations in connection with the performance of this Agreement. Hollister-Stier acknowledges and agrees that, upon the written request of Client, it shall comply with the laws and regulations of any foreign governmental authorities as set forth in the written request.

         10.5. Financial Condition: It has delivered to the other Party financial statements containing a balance sheet as of June 30, 2001 and related statements of operation and cash flows for the six-month period then ended. Such financial statements have been prepared in accordance with generally accepted accounting principals (except that such statements do not contain footnotes and are subject to year end adjustments on audit which shall not in the aggregate be material) and fairly present the financial condition of such Party as of such date. In addition, it has disclosed to the other Party all facts relating to its financial conditions and prospects that are material to an understanding of its financial condition and prospects.

         10.6. Notice of Potential Liability: Each Party shall notify the other in writing as soon as reasonably possible following any event, including the receipt of any notice, warning, citation, finding, report or service of process or the occurrence of any release, spill, upset or discharge of hazardous wastes or substances, related to a Product Development Program that could reasonably be expected to give rise to liability on the part of the other Party under any law, rule or regulation prescribed by a public authority or otherwise which could reasonably be expected to have a material adverse effect on the Party's business or financial condition.

         10.7. Intellectual Property: Each Party represents and warrants to the other that it owns/or has full legal rights to use its respective intellectual property as described herein in conjunction with and to the extent required to perform all work required under this Agreement.



                                   ARTICLE 11

                                 INDEMNIFICATION

11.      The Parties agree to the following Indemnification clauses:


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         11.1.    Indemnification by Client: Client shall indemnify, defend and hold Hollister-Stier, its Affiliates and their respective directors, officers, employees, agents, successors and assigns harmless from and against any damages, judgements, claims, suits, actions, liabilities, costs and expenses (including but not limited to, reasonable attorneys' fees) resulting from any Third Party claims or suits arising solely out of (1) the use, handling, distribution, marketing or sale of the Product(s) (except to the extent caused by Hollister-Stier's negligent acts or omissions or willful misconduct in its performance of the Product Development Program(s) or the manufacture or bulk packaging of the Intermediate(s) and Product(s), (2) Client's uncured material breach of any of its warranties or representations hereunder, or (3) Client's grossly negligent acts or omissions or willful misconduct.

         11.2. Indemnification by Hollister-Stier: Except as otherwise provided in Section 11.1 above, Hollister-Stier shall indemnify, defend and hold Client, its Affiliates and their respective directors, officers, employees, agents, successors and assigns harmless from and against any damages, judgements, claims, suits, actions, liabilities, costs and expenses (including but not limited to, reasonable attorneys' fees) resulting from any Third Party claims arising solely out of
                  (1) Hollister-Stier's material breach of any of its warranties or representations hereunder or (2) Hollister-Stier's grossly negligent acts or omissions or willful misconduct in its performance of the Product Development Program(s) or the manufacture or bulk packaging of the Intermediate(s) and Product(s).




         11.3.    Indemnification Procedures:

                  11.3.1. Any Party hereto seeking indemnification hereunder (in this context the "Indemnified Party") shall notify the other Party (in this context the "Indemnifying Party") in writing reasonably promptly after the assertion against the Indemnified Party any Claim by a Third Party (a "Third Party Claim") in respect of which the Indemnified Party intends to base a Claim for indemnification hereunder.

                  11.3.2. (1) The Indemnifying Party shall have the right, upon written notice given to the Indemnified Party within thirty (30) days after receipt of the notice from the Indemnified Party of any Third Party Claim, to assume the defense and handling of such Third Party Claim, at the Indemnifying Party's sole expense, in which case the provisions of Section 11.3.2 (2) below shall govern. (2) The Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense and handling of such Third Party Claim, and the Indemnifying Party shall defend or handle the same in consultation with the Indemnified Party, and shall keep the Indemnified Party appraised of the status of the Third Party Claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld, agree to a settlement of any Third Party Claim that could directly or indirectly lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. The Indemnified Party shall cooperate with the Indemnifying Party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel at its own expense.

                  11.3.3. (1) If the Indemnifying Party does not give written notice to the Indemnified Party, within thirty (30) days after receipt of the notice from the Indemnified Party of any Third Party Claim, of the Indemnifying Party's election to assume the defense or handling of such Third Party Claim, the provisions of Section
                           11.3.3 (2) below shall govern. (2) The Indemnified Party may, at the Indemnifying Party's expense, select counsel in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate, provided, however, that the Indemnified Party shall keep the Indemnifying Party timely appraised of the status of


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                           such Third Party Claim and shall not settle such
                           Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnified Party defends or handles such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

                  11.3.4. If the Indemnified Party intends to seek indemnification hereunder, other than for a Third Party Claim, then it shall notify the Indemnifying Party in writing within three months after its discovery of facts upon which it intends to base its Claim for indemnification hereunder; provided, however, the failure to timely give such notice shall limit the Indemnifying Party's liability for indemnification only to the extent the Indemnifying Party's defense of such matter has been prejudiced.

                  11.3.5. Except with regard to fraud, the indemnification remedies in this Article 11, enforced in accordance with Section 13.3, shall constitute the sole and exclusive remedies of the Parties with respect to any matters arising under or relating to this Agreement.

         11.4. Survival of Indemnification Obligations: The provisions of this Article 11 shall survive the expiration or termination of this Agreement for a period of five (5) years.

         11.5. Limitation of Liability and Claims: Hollister-Stier shall not be liable to Client for indirect, special, punitive, or consequential damages of any kind, including without limitation lost profits or loss of good will or otherwise. Neither Party's liability to the other under this Agreement shall exceed five million dollars ($5,000,000.00).

         11.6. Insurance: Both Client and Hollister-Stier shall obtain and maintain, either itself or through one or more of its affiliates, with reputable carriers, product liability insurance with limits of not less than $10,000,000 per claim/annual aggregate by no later than the scheduled manufacturing date for the first CTM Batch of Product(s) delivered as part of the first Product Development Program(s) conducted under this Agreement. Each Party hereto shall have its insurance carrier(s) furnish the other Party hereto with a certificate that such insurance is in force. In the event of any proposed cancellation, non-renewal, or material adverse change in such coverage, the other Party hereto shall be given at least thirty (30) days advance written notice thereof.



                                   ARTICLE 12

                              TERM AND TERMINATION

12.      The Parties agree to the following Term and Termination clauses:

         12.1. Term: This Agreement shall remain in full force and effect to and including November 30, 2005 unless and until terminated in accordance with the provisions of this Article or both Parties to this Agreement agree in writing to extend the Term.

         12.2. Termination by Mutual Agreement: This Agreement may be terminated, on a Product Development Program by Product Development Program basis or in its entirety, at any time upon mutual written agreement between the Parties.

         12.3. Termination for Default: This Agreement may be terminated by either Party in the event of material breach or default by the other Party of the terms and conditions hereof; provided, however, the other Party shall first give to the defaulting Party written notice of the proposed termination or cancellation of this Agreement, specifying the grounds therefor. Upon receipt of such notice, with respect to such defaults as are capable of being cured, the defaulting Party shall

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                  have sixty (60) days to respond by curing such default (or ten
                  (10) days with respect to a failure by Client to pay any amounts hereunder when due, with the exception of contested amounts for which the Client has provided notice to Hollister-Stier as provided in Article 4 hereof. If the breaching Party does not respond or fails to work diligently and to cure such breach within the additional time set forth above, then the other Party may either suspend the Agreement indefinitely or terminate the Agreement. Termination of this Agreement pursuant to this Section 12.3 shall not affect any other rights or remedies which may be available to the nondefaulting Party.

         12.4.    Bankruptcy; Insolvency:

                  12.4.1. Either Party may terminate this Agreement upon the occurrence of any of the following with respect to the other Party:

                           12.4.1.1. The entry of a decree or order for relief
                                    by a court having jurisdiction in the
                                    premises in respect of such other Party in an Involuntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state insolvency or other similar law and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;

                           12.4.1.2. The filing by such other Party of a
                                    petition for relief under the Federal
                                    Bankruptcy Code, as now constituted or
                                    hereafter amended, or by any other
                                    applicable federal or state insolvency or other similar law, or;

                           12.4.1.3. The failure of such other Party to pay its
                                    debts when due.

                  12.4.2. Hollister-Stier shall notify Client of its intent to file for protection under the Federal Bankruptcy Code as soon as such a determination is made. Hollister-Stier will segregate all Client-related documents, including, but not limited to, manufacturing and analytical equipment protocols, qualifications, procedures, methods, calibrations reports and/or certificates, Specifications, Manufacturing Procedures, Intermediate and Product analytical data, Hollister-Stier facility documentation in support of Product Development Programs; all Client provided manufacturing and analytical testing equipment, including any equipment purchased by Client for Hollister-Stier in conjunction with Product Development Programs; all unconsumed raw materials provided by Client to Hollister-Stier in conjunction with Product Development Programs; and all Intermediate and Product Batches, including stability samples, that were produced in accordance with Product Development Programs. Hollister-Stier will provide Client complete and total access to these materials at Client's request.

         12.5. Termination Without Cause: Client may terminate this Agreement without cause on ninety (90) days prior written notice to Hollister-Stier.

         12.6.    Rights and Duties Upon Termination

                  12.6.1. Upon termination of this Agreement Hollister-Stier shall, promptly as practicable, cease work on Product Development Programs and turn over to Client all results, documentation and information obtained during Product Development Programs (whether in written or electronic form) which are then in Hollister-Stier's possession and which are the property of Client in accordance with this Agreement.

                  12.6.2. Upon termination of this Agreement Client shall remain liable for all fees, expenses and uncancellable obligations incurred hereunder through the date of such termination, less any cost or expenses incurred by the termination to move the Product Development Programs to another facility.

Confidential


                  12.6.3. If this Agreement is terminated during the construction phase of the facility renovations, Client will be responsible for costs associated with completing the facility renovations (i.e. Capital equipment and facility renovation costs) in accordance with Product Development Program Documents annexed to this Agreement.

                  12.6.4. Upon expiration or termination of this Agreement, which ever is sooner, the Parties shall promptly agree on a procedure which allows Client to possess any equipment located at Hollister-Stier's facility that is owned by Client (with Client paying all reasonable costs to access and remove such equipment, including the cost of removing special plumbing or electrical connections added in connection with the installation of such equipment).

                  12.6.5. Upon termination, all ownership and rights to inventions, and technology shall be as set forth in
                           Section 2.11 hereto. The provisions of Article1,
                           Article 2 (Sections 2.7, 2.8, 2.9 and 2.10 only)
                           Article 3 (Section 3.2.2 only), Article 8, Article 9 (Section 9.5 only) and Articles 11-15 hereof shall survive any expiration or terminations of this Agreement for any reason.



                                   ARTICLE 13

                        FORCE MAJEURE/DISPUTE RESOLUTION

13. The Parties agree to the following Force Majeure/Dispute resolution clauses:

         13.1. Effect of Force Majeure: Neither Party shall be held liable or responsible for any loss or damages resulting from any failure or delay in its performance due hereunder (other than payment of money) caused by force majeure. As used herein, force majeure shall be deemed to include any condition beyond the reasonable control of the affected Party including, without limitation, Acts of God, strikes or other labor disputes, war, riot, earthquake, tornado, hurricane, fire, civil disorder, explosion, accident, flood, sabotage, lack of or inability to obtain adequate fuel, power, materials, labor, containers, transportation, supplies or equipment, compliance with governmental requests, laws, rules, regulations, orders or actions; inability despite good faith efforts to renew operating permits or licenses from local, state or federal governmental authorities; breakage or failure of machinery or apparatus; national defense requirements; or supplier strike, lockout or injunction. Hollister-Stier shall notify Client of any foreseeable force majeure events, including, but not limited to foreseeable strikes and other labor disputes, shipping interruptions or problems, and inability to procure supplies necessary for Hollister-Stier to perform any of its obligations under this Agreement.

         13.2. Notice of Force Majeure: In the event either Party is delayed or rendered unable to perform due to force majeure, the affected Party shall give notice of the same and its expected duration to the other Party promptly after the occurrence of the cause relied upon, and upon the giving of such notice the obligations of the Party giving the notice will be suspended during the continuance of the force majeure; provided, however, such Party shall take commercially reasonable steps to remedy or mitigate the force majeure with all reasonable dispatch. The requirement that force majeure be remedied with all reasonable dispatch shall not require the settlement of strikes or labor controversies by acceding to the demands of the opposing party.

         13.3. Dispute Resolution: The Parties hereto agree to perform the terms of this Agreement in good faith, and to attempt to resolve any controversy, dispute or claim arising hereunder in good faith. Any dispute regarding the validity, construction, interpretation, or performance of this Agreement (other than provisions, hereof relating to any intellectual property, rights, or the confidentiality obligations contained in
                  Article 8 hereof) shall be (1) first attempted to be resolved between the CEO/President of each Party and failing that (2) submitted to binding arbitration in Boston, Massachusetts, U.S.A. to be conducted in accordance with the Arbitration Rules of the American

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                  Arbitration Association ("AAA"); provided, however, that
                  nothing in this Section 13.3 shall be construed to preclude either Party from seeking provisional remedies, including, but not limited to, temporary restraining orders and preliminary injunctions, from any court of competent jurisdiction, in order to protect its rights pending arbitration, but such preliminary relief shall not be sought as a means of avoiding arbitration. Any arbitration hereunder shall be submitted to an arbitration tribunal made up of three (3) members, one of whom shall be selected by Client, one of whom shall be selected by Hollister-Stier, and one of whom shall be selected by the other two arbitrators. All arbitration proceedings shall be conducted in English. The order or award of the arbitrators shall be final and may be enforced in any court of competent jurisdiction. The prevailing Party in any legal or arbitration action brought by one Party against the other shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses incurred thereby, including court cost and reasonable attorney's fees. The Parties shall have the right of limited prehearing discovery, including:

                  13.3.1.  exchange of witness lists,
                  13.3.2. exchange of documentary evidence and reasonably related documents,
                  13.3.3.  written interrogations, and
                  13.3.4. subject to reasonable discretion of the arbitrators and upon good cause shown depositions under oath of any witnesses who are to be called to testify at the arbitration hearing.

         13.4. As soon as the discovery is concluded, the arbitrators shall hold a hearing in accordance with the aforesaid AAA rules.

Confidential


                                   ARTICLE 14

                                     NOTICES

14. All notices provided herein shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, or hand-delivered to an authorized representative of the Party to whom notice is directed, or sent by telex, facsimile, telegram or cable, charges prepaid, to the address of the other Party designated below:


                    Client                             Hollister-Stier
                    ------                             ---------------
                Acusphere, Inc.                 Hollister-Stier Laboratories LLC
               31 Sidney Street                     3525 North Regal Street
              Cambridge, MA 02139                     Spokane, WA 99207
         Attention: Thomas M. Hanlon III        Attention: Anthony D. Bonanzino
              FAX: (617) 577-0233                     FAX: (509) 482-3543



         The addresses and person provided above may be changed by either Party by providing the other Party with written notice of such change.




                                   ARTICLE 15

                                  MISCELLANEOUS

15.      The Parties agree to the following miscellaneous clauses:

         15.1. Entire Agreement: This Agreement and attachments contain the entire understanding between the Parties with respect to the subject matter hereof, and may be modified, only by a written instrument duly executed by each Party's authorized representative.

         15.2. Independent Contractor: Client will not have the right to direct or control the activities of Hollister-Stier performing the service provided herein, and Hollister-Stier shall perform services hereunder only as an independent contractor, and nothing herein shall be construed to be inconsistent with relationship or status. Under no circumstances shall Hollister-Stier be considered to be an employee or agent of Client, nor shall Client be liable in any way for employment activities or employees of Hollister-Stier.

         15.3. Publicity: Except as explicitly set forth below in Section 15.4, any press release, publicity or other form of public written disclosure related to this Agreement prepared by one Party shall be submitted to the other party prior to release for written approval, which approval shall not be unreasonably withheld or delayed by such other Party.

         15.4. Use of Party's Name: Except as expressly provided or contemplated hereunder and except as otherwise required by applicable law, no right is granted pursuant to this Agreement to either Party to use in any manner the trademarks or name of the other Party, or any other trade name, service mark, or trademark owned by or licensed to the other Party in connection with the performance of the Agreement. Notwithstanding the above, the Parties shall be permitted to use the other Party's name and marks in connection with general advertising and promotional activities and, to the extent required by applicable law, the Parties shall be permitted to use the other Party's name and disclose the existence and terms of this Agreement in connection with

Confidential


                  required public regulatory filings, public securities filings and private placement memoranda and documentation, using reasonable commercial efforts to protect the confidentiality of the terms of this Agreement.

         15.5. Severability: Each Party hereby expressly agrees that it has no intention to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body of any country or community or association of countries; that if any word, sentence, paragraph, clause or combination thereof in this Agreement is found by a court or executive body with judicial powers having jurisdiction other this Agreement or either Party hereto, in a final unappealed order, to be in violation of any such provisions in any country or community or association of countries, such words, sentences, paragraphs, clauses or combination shall be inoperative in such country or community or association of countries and the remainder of this Agreement shall remain binding upon the Parties, so long as enforcement of the remainder does not violate the Parties' overall intentions in this transaction.

         15.6. Assignment; Subcontractors: This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, either Party may, without such consent, assign this Agreement

                  15.6.1. in connection with the transfer or sale of all or substantially all of the assets of such Party or the line of business of which this Agreement forms a part,

                  15.6.2. in the event of a merger or consolidation of a Party hereto with another company or to any Affiliate of the assigning Party fully capable of performing hereunder.

                  Any purported assignment in violation of the preceding shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve either Party of responsibility for the performance of any obligation which accrued prior to the effective date of such assignment.

         15.7. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the state of Washington, irrespective of any conflicts of law rule which may direct or refer such determination of applicable law to any other state; and if this Agreement were performed wholly within the state of Washington.

         15.8. Headings: Paragraph headings and captions used herein are for convenience of reference only and shall not be used in the construction or interpretation of this Agreement.

         15.9. Continuing Obligations: Termination, assignment or expiration of this Agreement shall not relieve either Party from full performance of any obligations incurred prior thereto.

         15.10. Waiver: Neither Party's waiver of any breach or failure to enforce any of the terms and conditions of this Agreement, at any time, shall in any way affect, limit or wave such Party's right thereafter to enforce and compel strict compliance with every term and condition of this Agreement.

         15.11. Construction: This Agreement has been jointly prepared on the basis of the mutual understanding of the Parties and shall not be construed against either Party by reason of such Party's being the drafter hereof or thereof.

         15.12. Exhibits, Schedules and Attachments: Any and all exhibits, schedules and attachments referred to herein form an integral part of this Agreement and are incorporated into this Agreement by such reference.

         15.13.   Non-Competition: During the term of this Agreement and for two
                  (2) years thereafter, Hollister-Stier agrees that it shall not manufacture or agree to manufacture any material using

Confidential


                  microparticle technology for use as or in connection with any products that competes with the Product(s) that are the subject of the Product Development Programs under this Agreement. Further, Hollister-Stier shall not use any inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, including but not limited to procedures and techniques, computer technical expertise, software, and certain technical expertise and conceptual expertise relating to the Intermediate(s) and Product(s) which have been independently developed by Client or its Affiliates to assist any Third Party in connection with products that competes with the Product(s) that are the subject of the Product Development Programs under this Agreement.







                  IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the day and year first written above.


                  ACUSPHERE, INC.               HOLLISTER-STIER LABORATORIES LLC

                  /s/ Howard Bernstein                 /s/ A. Bonanzino
                  -------------------------            -------------------------
                  Signature                            Signature


                  Howard Bernstein                     A. Bonanzino
                  -------------------------            -------------------------
                  Name                                 Name


                  Sr. VP                               President and CEO
                  -------------------------            -------------------------
                  Title                                Title

Confidential


                                    EXHIBIT A
                AI-850 PRODUCT DEVELOPMENT PROGRAM - PHASE 1 CTM


The initial Product Development Program for AI-850 is based on the assumptions noted in Hollister-Stier's AI-850 quotation dated November 9, 2001 and appended hereto as Exhibit A(1).

Hollister-Stier and Client have identified in this Exhibit A certain manufacturing activities to be provided by Hollister-Stier in support of this initial Product Development Program for AI-850 and various assumptions associated with this initial program.


                               PROGRAM ACTIVITIES

1.       Analytical

         o Draft release Specifications for API, raw materials, and bulk packaging components for Client approval.

         o Conduct API, raw material, and bulk packaging component release testing; execute API ID test method (HPLC) transfer protocol from Client.

         o Draft equipment procedure documents using Client supplied analytical method and equipment protocols and procedures for Client approval.

         o        Conduct Sterility and Endotoxin (LAL) testing of the Product.

         o Supply Certificate of Testing for Sterility and Endotoxin testing of Product to Client.

         o        Qualify Endotoxin (LAL) method on one (1) batch of AI-850.

2.       Batch Precursor Work

         o        Conduct evaluation/verification of Client's vial and stopper.

         o        Calibrate Client supplied equipment.

         o Draft equipment procedure documents using Client supplied protocols and procedures for Client approval.

         o Execute appropriate qualification or validation protocols on Hollister-Stier production equipment (i.e., autoclave load patterns) for use with Client supplied equipment and components.

         o Draft Steam-In-Place (SIP) protocols for Client supplied equipment for Client approval.

         o Execute Steam-In-Place (SIP) protocols for Client supplied equipment.

         o        Draft Steam-In-Place (SIP) reports for Client approval.

         o        Review Client supplied equipment cleaning procedures.

         o Execute minimum number of development batches prior to aseptic process validation batches.

         o Execute Process Simulation (Intermediate) and Media Fill (Product) batches (aseptic process validation).

Confidential


         o Create/Update environmental monitoring procedures for Intermediate and Product manufacturing.

         o Bulk ship Product samples to Client for Product release testing and Product to Client designated locations, using Hollister-Stier or Client's bulk shipping container(s) as mutually agreed upon by the Parties using Client approved temperature monitoring devices.

3.       Batch Activities

         Draft Master Manufacturing Procedures including Aseptic Process Validation Manufacturing Procedures using Client supplied manufacturing and aseptic process validation manufacturing batch records for Client approval. (Labor associated with the manufacturing, inspection, and packing of the (Intermediate) and Product is included in the per batch cost.)

4.       Post-Manufacturing Activities

         Preparation of Product Development Program Summary Report following completion of each manufacturing campaign. The content of the Product Development Program Summary Report will be mutually agreed upon in writing by the Parties before execution.

5.       The anticipated number of batches and batch costs are stated below:


        NUMBER            BATCH TYPE                   BATCH DESCRIPTION PURPOSE          PRICE/BATCH     TOTAL PRICE
    -------------- ----------------------------------- ---------------------------------- --------------- ------------
          1*       Development                         Simulation                          $[***]          $[***]
    -------------- ----------------------------------- ---------------------------------- --------------- ------------
          3*       Process Simulation/Media Fills      Aseptic Process Validation          $[***]           [***]
    -------------- ----------------------------------- ---------------------------------- --------------- ------------
         6**       CTM                                 Clinical Trial Material Batches     $[***]           [***]
    -------------- ----------------------------------- ---------------------------------- --------------- ------------
                TOTAL BATCH COST                                                                           $[***]
    -------------- ----------------------------------- ---------------------------------- --------------- ------------


          *       Includes costs for all raw materials and components.

          ** Includes costs for all raw materials and components, with the exception of the API which will be supplied by Client. The batch cost also includes inspection and bulk packaging.

          All Development (Simulation), Process Simulation/Media Fill and CTM batches are comprised of one (1) Intermediate batch and one (1) Product batch.


                           PROGRAM AND FACILITY COSTS

          Hollister-Stier anticipates that the following program and capital costs will be incurred in connection with this program:

          DESCRIPTION                                                                 PRICE
          -----------                                                                 ------

          Various Validation and Documentation Cost                                   $[***]
          Project Management One-Time Cost                                            $[***]
          Utility Installation/Facility Modification Cost                             $[***]
          -----------------------------------------------                             ------
          TOTAL ONE-TIME PROGRAM COST                                                 $[***]


Confidential


      Hollister-Stier will invoice Client for such program and facility costs in accordance with Section 2 of the Hollister-Stier quotation dated November 9, 2001 and Section 4.1 of this Agreement. Client will review and approve the layout and installation of its equipment within Hollister-Stier's facilities.



                         TECHNOLOGY TRANSFER ACTIVITIES

                                      [***]


                                   A-3 - A-7